Exhibit 23.3

www.chonglilaw.com	广东崇立律师事务所 深圳市龙华区星河World 二期E座6层609A 电话：0755-8958 5892 传真：0755-8958 6631 邮箱：chongli@chonglilaw.com	Guangdong Chong Li Law Firm Suite 609A, 6F, E Block, Galaxy World Phase II, Longhua District, Shenzhen, P.R. China T E L: 0755-8958 5892 F A X: 0755-8958 6631 Email: chongli@chonglilaw.com

August 9, 2024

To:	WiMi Hologram Cloud Inc. (the “Company”)
Room#1508, 4th Building, Zhubang 2000 Business Center,
No. 97, Balizhuang Xili,
Chaoyang District, Beijing, The People’s Republic of China
(Address of principal executive offices)

Ladies and Gentlemen,

We hereby consent to the reference of our name in the Company’s prospectus on Form F-3 (the “Prospectus”) which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of August 2024. We also consent to the filing of this consent letter with the SEC as an exhibit to the Prospectus.

In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[The following is the signature page.]

Yours faithfully,

/s/ Guangdong Chong Li Law Firm
Guangdong Chong Li Law Firm